Independent Auditors' Consent
                                   -----------------------------

The Board of Directors
The Crabbe Huson Special Fund, Inc.


The Board of Trustees
Crabbe Huson Funds

We consent to the incorporation herein by reference of our report dated December 3, 1997 relating to the financial statements and financial highlights of The Crabbe Huson Special Fund, Inc. and The Crabbe Huson Funds (comprised of Crabbe Huson Small Cap Fund, Crabbe Huson Real Estate Investment Fund, Crabbe Huson Equity Fund, Crabbe Huson Asset Allocation Fund, Crabbe Huson Oregon Tax-Free Fund, Crabbe Huson Income Fund, Crabbe Huson U.S. Government Income Fund and Crabbe Huson U.S. Government Money Market Fund) as of October 31, 1997 and for the periods indicated therein. We also consent to the references to our firm under the headings "The Funds' Financial History" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


KPMG Peat Marwick LLP
San Francisco, California
July 24, 1998